                                     [LOGO]

March 30, 2000

Dear ImageX.com Shareholders:

    I am pleased to invite you to ImageX.com's Annual Meeting of Shareholders. The meeting will be at 8:00 a.m. (local time) on May 2, 2000 at the Bellevue Hilton, 100 112th Avenue N.E., Bellevue, Washington 98004.

    At the meeting, you will elect eight directors to the ImageX.com board of directors, approve an amendment increasing the number of shares of common stock reserved for issuance under the 1996 Amended and Restated Stock Incentive Compensation Plan and qualifying it for exemption under Section 162(m) of the Internal Revenue Code and transact any other business properly presented at the meeting. You also will have the opportunity to hear what has happened in our business in the past year and to ask questions. You will find other detailed information about ImageX.com and our operations, including our Annual Report on Form 10-K and our audited financial statements, in the enclosed 1999 Annual Report to Shareholders.

    We hope you can join us on May 2, 2000. Whether or not you can attend, please read the enclosed Proxy Statement. When you have done so, please mark your votes on the enclosed proxy, sign and date the proxy, and return it to us in the enclosed envelope. Your vote is important to the Company, so please return your proxy promptly.

                                      Sincerely,

                                      [SIG]

                                      Richard P. Begert
                                      PRESIDENT CHIEF EXECUTIVE OFFICE
                                      AND DIRECTOR

               IMAGEX.COM, INC. 10800 NE 8th St., Suite 200 - Bellevue, WA 98004
YOUR ONLINE PRINTING SOLUTION-TM-             Tel: 425.452.0011 - www.imagex.com

                                     [LOGO]

                       10800 N.E. 8(th) Street, Suite 200
                           Bellevue, Washington 98004

                                                                  March 30, 2000

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD TUESDAY, MAY 2, 2000

Dear ImageX.com Shareholders:

    On May 2, 2000, ImageX.com, Inc. will hold its annual meeting of shareholders at the Bellevue Hilton, 100 112th Avenue N.E., Bellevue, Washington 98004. The annual meeting will begin at 8:00 a.m. (local time). Only shareholders who owned stock at the close of business on the record date, February 28, 2000, can vote at this meeting or any adjournments of the meeting that may take place. At the annual meeting we will ask you to:

    - Elect eight directors to our board of directors to serve for terms as more fully described in the accompanying proxy statement;

    - Approve an amendment increasing the number of shares of common stock reserved for issuance under our 1996 Amended and Restated Stock Incentive Compensation Plan and qualifying it for exemption under Section 162(m) of the Internal Revenue Code; and

    - Transact any other business properly presented at the meeting.

    YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSED SLATE OF DIRECTORS DESCRIBED IN THIS PROXY STATEMENT AND FOR THE AMENDMENT INCREASING THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE 1996 STOCK INCENTIVE COMPENSATION PLAN AND QUALIFYING IT FOR EXEMPTION UNDER
SECTION 162(m) OF THE INTERNAL REVENUE CODE.

    At the meeting, we will also report on our 1999 business results and other matters of interest to shareholders.

    To assure your representation at the annual meeting, you are urged to complete, sign, date, and return the enclosed proxy card as soon as possible in the enclosed postage prepaid envelope. Your stock will be voted in accordance with the instructions you give on your proxy card. You may, of course, attend the annual meeting and vote in person even if you have previously returned your proxy card.

    The approximate date of mailing for this proxy statement and accompanying proxy card(s) is March 30, 2000.

                                      BY ORDER OF THE BOARD OF DIRECTORS,

                                      [SIG]

                                      Mariam J. Naini
                                      VICE PRESIDENT, GENERAL COUNSEL
                                      AND SECRETARY
Please note that attendance at our annual meeting will be limited to shareholders as of the record date, or their authorized representatives, and guests.

                                IMAGEX.COM INC.
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The board of directors of ImageX.com, Inc. is sending you this proxy statement in connection with its solicitation of proxies for use at ImageX.com's 2000 annual meeting of shareholders. The annual meeting will be held at the Bellevue Hilton, 100 112th Avenue N.E., Bellevue, Washington 98004 on May 2, 2000 at 8:00 a.m. (local time). We intend to give or mail to shareholders definitive copies of this proxy statement and accompanying proxy card(s) on or about March 30, 2000.

RECORD DATE AND OUTSTANDING SHARES

    Only those shareholders who owned common stock at the close of business on February 28, 2000, the record date for the annual meeting, can vote. At that date, there were 21,446,482 issued and outstanding shares of common stock.

QUORUM

    A quorum for the annual meeting is a majority of the outstanding shares of common stock present, whether in person or by proxy, and entitled to vote, at the annual meeting. Abstentions and broker non-votes are counted as present for purposes of determining whether a quorum is present at the meeting.

REVOCABILITY OF PROXIES

    If you give your proxy to us, you have the power to revoke it at any time before it is exercised. Your proxy may be revoked by:

    - notifying the Secretary of ImageX.com in writing before the annual meeting;

    - delivering to the Secretary of ImageX.com before the annual meeting a signed proxy with a later date; or

    - attending the annual meeting and voting in person.

SOLICITATION OF PROXIES

    We will bear the cost of soliciting proxies from our shareholders. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, facsimile or otherwise. Our directors, officers and employees will not be additionally compensated for this solicitation but may be reimbursed for out-of-pocket expenses they incur. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of common stock held of record by them will be reimbursed for the reasonable expenses they incur in forwarding the material.

VOTING

    You are entitled to one vote for each share of common stock you hold. For the election of directors, the directors who receive the greatest number of affirmative votes cast by holders of common stock present, in person or by proxy, and entitled to vote at the annual meeting, will be elected to the board. You are not entitled to cumulate votes in the election of directors. Approval of the amendment to the Amended and Restated 1996 Stock Incentive Compensation Plan requires that the votes cast in favor of the proposal exceed the votes cast against the proposal.

    If your shares are represented by proxy, they will be voted in accordance with your directions. If your proxy is signed and returned without any direction given, your shares will be voted in accordance with our recommendation. We are not aware, as of the date of this proxy statement, of any matters to be voted on at the annual meeting other than as stated in the proxy statement and the accompanying notice of annual meeting of shareholders. If any other matters are properly brought before the annual meeting, the enclosed proxy gives discretionary authority to the persons named in it to vote the shares in their best judgment.

    Abstention and broker non-votes will have no effect on the proposals to be voted on at the annual meeting since they will not represent votes cast at the annual meeting for the purpose of voting on such proposals.

    If the annual meeting is postponed or adjourned for any reason, at any subsequent reconvening of the annual meeting all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the annual meeting, except for any proxies that have at that time effectively been revoked or withdrawn, notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    Eight directors will be elected at the 2000 Annual Meeting and will be divided into three classes:

    - two Class I Directors will be elected to serve one-year terms expiring in 2001;

    - three Class II Directors will be elected to serve two-year terms expiring in 2002; and

    - three Class III Directors will be elected to serve three-year terms expiring in 2003.

    At each annual meeting of shareholders, successor directors will be elected to replace those directors whose terms have expired. Beginning in 2001, newly elected directors will serve from the time of election and qualification until the third annual meeting following election and until their successors have been duly elected and qualified. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

    Biographical information regarding each of the nominees for the board of directors is set forth below. There are no family relationships among any of our directors or executive officers. Unless otherwise instructed, the persons named as proxies on the accompanying proxy card intend to vote shares represented by properly executed proxies for such nominees. Although the board of directors anticipates that the eight nominees will be available to serve as our directors, if any of them should be unwilling or unable to serve, the persons named as proxies will vote for the election of such substitute nominee or nominees as may be designated by the board of directors.

NOMINEES FOR ELECTION

    CLASS I DIRECTORS (TERMS TO EXPIRE IN 2001)

    JOHN E. ARDELL, III (age 60) has been a director of ImageX.com since December 1996. Mr. Ardell has been a general partner of Technology Partners, a venture capital firm, since January 1994. From June 1996 to November 1998,
Mr. Ardell served as Chairman of the Board and Chief Executive Officer of Crystal Dynamics, a video game developer. He is also a director of several private companies. Mr. Ardell received his B.S. in engineering from the United States Naval Academy.

    GARRETT P. GRUENER (age 45) has been a director of ImageX.com since
April 1999. Mr. Gruener has been a general partner of Alta Partners, L.P., a venture capital firm, since 1996 and of certain funds affiliated with Burr, Egan, Deleage & Co., a venture capital firm, since 1992. Mr. Gruener also serves as a director of CyberGold, Inc., a membership-based Internet incentives and promotions company, Be Inc., an operating system provided for digital media application and Internet appliances, and Ask Jeeves, Inc., a provider of natural language question answering services on the Internet for companies and consumers. Mr. Gruener received his B.A. in political science from the University of California, San Diego and his M.A. in political science from the University of California, Berkeley.

    CLASS II DIRECTORS (TERMS TO EXPIRE IN 2002)

    F. JOSEPH VERSCHUEREN (age 48) was a co-founder of ImageX.com, has been a director of ImageX.com since its inception in 1995 and has served as Chairman of the Board since August 1997. In addition, he served as President from September 1996 to November 1998 and Chief Executive Officer from August 1997 to November 1998. Mr. Verschueren served as Chief Executive Officer of Parallel Communications Inc., an advertising agency, from 1992 to 1996 and as Chairman of Board of Parallel Communications until July 1999. Mr. Verschueren received his B.A. in English and a B.A. in philosophy from Gonzaga University.

    ELWOOD D. HOWSE, JR. (age 60) has been a director of ImageX.com since December 1996. Mr. Howse served as President of Cable & Howse Ventures, a Northwest venture capital management firm, from 1981 to 1997 and as Managing Member since 1997. He has served as a director of OrthoLogic Corporation, a manufacturer of orthopedic products, since September 1987 and of Applied Microsystems Corporation, a manufacturer of microprocessors, since
February 1992. He also serves as a director of several private companies and charitable institutions. Mr. Howse received his B.S. in engineering and his M.B.A. from Stanford University.

    BERNEE D. L. STROM (age 52) has been a director of ImageX.com since
May 1999. Ms. Strom has served as President of InfoSpace.com Ventures since January 2000. Ms. Strom served as President and Chief Operating Officer of InfoSpace.com, Inc., an Internet information infrastructure company, from November 1998 to December 1999 and as a director of InfoSpace.com since 1998. Ms. Strom served as President and Chief Executive Officer of the Strom Group, a venture investment and business advisory firm specializing in high technology, since 1990. From April 1995 to June 1997, Ms. Strom served as President and Chief Executive Officer of USA Digital Radio, LP, a partnership of Westinghouse Electric Corporation and Gannett Co., Inc. that develops technology for AM and FM digital radio broadcasting. Ms. Strom also serves as a director of: the Polaroid Corporation, a photographic equipment and supply company; eLetter, an Internet-based direct mail company; iGP, an Internet portal for grandparents, MilleCom, an Internet-based communications company; Walker Digital, an intellectual property studio; and Quantum Development, a software and services company. Ms. Strom received her B.S. in mathematics and history, her M.A. and her Ph.D. in mathematics and mathematics education from New York University and her M.B.A. from the University of California, Los Angeles.

    CLASS III DIRECTORS (TERMS TO EXPIRE IN 2003)

    RICHARD P. BEGERT (age 43) has been President, Chief Executive Officer and director of ImageX.com since November 1998. From 1993 to 1998, Mr. Begert was Regional President of AT&T Wireless Services (and its predecessor, McCaw Cellular Communications, Inc.), a telecommunications company. From 1986 to 1993, Mr. Begert held various other positions at McCaw Cellular. Mr. Begert received his B.A. in business administration from the University of Washington.

    WAYNE M. PERRY (age 50) has been a director of ImageX.com since
December 1999. Since February 2000, Mr. Perry has served as Chief Executive Officer of NewCom Wireless LLC, a telecommunications company. Mr. Perry served as Vice Chairman of NEXTLINK Communications, Inc. a competitive local exchange carrier, from June 1997 until February 2000. From July 1997 to March 1999,
Mr. Perry was Chief Executive Officer of NEXTLINK. From September 1994 to
July 1997, Mr. Perry was also Vice Chairman of AT&T Wireless Services, Inc., a telecommunications company, following the merger with McCaw Cellular Communications, Inc. From June 1989 to September 1994, he served as Vice Chairman of the Board of McCaw Cellular, and from December 1985 to June 1989, he served as its President. From 1976 to 1985, Mr. Perry served as Executive Vice President and General Counsel of

McCaw Cellular. From 1990 to 1994, Mr. Perry served as Vice Chairman of the Board of LIN Broadcasting Corporation. He also served as Chairman of the board of directors of the Cellular Telecommunications Industry Association, the nationwide wireless industry association, for the 1993/94 term. Mr. Perry received his B.A. from the University of Washington, cum laude, his J.D. from Lewis & Clark College, cum laude, and his L.L.M in Taxation from New York University.

    RICHARD R. SONSTELIE (age 54) has been a director of ImageX.com since
June 1998. Mr. Sonstelie has served as Chairman of the Board of Puget Sound Energy, Inc., a power company, from February 1997 to January 2000 and as a director from 1987 to January 2000. His other positions with Puget Sound Energy included Chief Executive Officer from 1992 to 1998, Chief Operating Officer from 1991 to 1992, Chief Financial Officer from 1987 to 1991, and Executive Vice President from 1985 to 1987. Mr. Sonstelie received his B.S. from the United States Military Academy at West Point, his M.S. in nuclear engineering from Massachusetts Institute of Technology and his M.B.A. from Harvard University.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE.

INFORMATION ON COMPENSATION AND AUDIT COMMITTEES OF THE BOARD OF DIRECTORS AND
  MEETINGS

    The compensation committee currently consists of Messrs. Perry and Sonstelie and Ms. Strom. The compensation committee establishes and reviews the compensation and benefits of our executive officers, considers incentive compensation plans for our employees and carries out duties assigned to the committee under our option plans and our employee stock purchase plan. The compensation committee did not meet in 1999.

    The audit committee currently consists of Messrs. Gruener and Howse. The audit committee makes recommendations to our board of directors regarding the selection and retention of independent auditors, reviews the scope and results of the audit with the independent auditor and management, and reviews and evaluates our audit and control functions. The audit committee did not meet in 1999.

    During 1999, there were 24 meetings of the board of directors. Each of ImageX.com's directors attended 75% or more of the total number of board meetings held in 1999 during that director's service on the board. In addition, each of the directors attended each of the committee meetings held in 1999 during the director's service on the applicable committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Our compensation committee currently consists of Messrs. Perry and Sonstelie and Ms. Strom. No member of the compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as members of our board of directors or compensation committee.

    Mr. Sonstelie and his spouse purchased 8,334 shares of our Series E Preferred Stock on April 8, 1999 at $4.20 per share. Ms. Strom currently serves as a director of InfoSpace.com, Inc., and is President of InfoSpace.com Ventures. From November 1998 to December 1999, Ms. Strom also served as President and Chief Operating Officer of InfoSpace.com, Inc. On January 5, 2000, we entered into a strategic relationship with InfoSpace.com, Inc., an Internet information infrastructure company, whereby users of the InfoSpace.com Web site and its affiliate network sites are directed to ImageX.com's product and service offerings. ImageX.com has agreed to pay InfoSpace.com $100,000 per month for 12 months for this alliance. In addition, ImageX.com and InfoSpace.com, Inc. have agreed to share advertising revenues received by InfoSpace.com, Inc. for banner advertisements on the companies' co-branded Web pages.

COMPENSATION OF DIRECTORS

    We reimburse our directors for all reasonable expenses incurred in connection with their attendance at board and committee meetings. In
April 1999, we granted to Ms. Strom a nonqualified stock option to purchase 12,500 shares of common stock at an exercise price of $6.00 per share. In December 1999, we granted to Mr. Perry a nonqualified stock option to purchase 12,500 shares of common stock at an exercise price of $25.9375 per share. Other than stock options issued pursuant to the 1999 Nonemployee Directors Stock Option Program described below, we do not currently pay compensation to our directors.

    NONEMPLOYEE DIRECTORS STOCK OPTION PROGRAM.

    Our board of directors has adopted our 1999 Nonemployee Directors Stock Option Program, under which our nonemployee directors are entitled to receive stock options. All options granted under the program expire ten years from the date of the option grant. The exercise price for these options is the fair market value of our common stock on the grant date.

    The program provides for the grant of an option to purchase 12,500 shares of common stock to each of our nonemployee directors upon their initial election or appointment to the board. Beginning with this annual meeting of shareholders, we will grant each nonemployee director who continues to serve on the board an additional option to purchase 5,000 shares of common stock upon such reelection or reappointment. All options granted under the program fully vest on the grant date.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    ROBIN L. KRUEGER (age 49) has been Chief Financial Officer since July 1999 and Treasurer and Assistant Secretary since December 1999. From 1994 to
July 1999, Ms. Krueger was Vice President of Finance and Treasurer of Alaska Airlines, Inc., a commercial airline. From 1987 to 1994, Ms. Krueger served as Alaska Airlines' Assistant Vice President and Treasurer and from 1984 to 1987 as Assistant Treasurer. Ms. Krueger received her B.B.A. from the University of Washington and her M.B.A. from The George Washington University.

    CORY E. KLATT (age 31) was a co-founder of ImageX.com. Mr. Klatt served as a director of ImageX.com from August 1995 to December 1996, as Secretary from September 1996 to August 1997 and from July 1998 to December 1999, as Assistant Secretary from August 1997 to July 1998, as Treasurer from July 1998 to
December 1999 and as Chief Technology Officer since August 1997. From 1995 to 1996, Mr. Klatt was Chief Technology Officer of Parallel Communications. From 1992 to 1995, Mr. Klatt was a general partner of Practical Applications, Inc., a software development company.

    ERIC J. BEAN (age 41) has been Vice President, Products and Technology of ImageX.com since July 1998. From June 1991 to July 1998, Mr. Bean held several positions, including Director of Product Management and Business Line Manager, with Adobe Systems Inc., a software company (and Aldus Corporation, which was acquired by Adobe Systems in 1994). Mr. Bean received his M.B.A. from the University of Washington, his master's degree in software engineering from Seattle University, and his B.S. in mathematics from Pacific Lutheran University.

    DANA F. MANCIAGLI (age 39) has been Vice President, Sales and Marketing of ImageX.com since May 1998. From August 1996 to May 1998, Ms. Manciagli was Vice President of Worldwide Marketing of the Kodak Professional Division of Eastman Kodak Company, a photographic equipment and supply company. From June 1991 to July 1996, she was Director of Marketing for Europe and Asia of Sea-Land Service, Inc., a subsidiary of CSX Corporation, a transportation company, in Hong Kong. Ms. Manciagli received her B.A. in political science from the University of California, Santa Barbara and her master's degree in international management from the American Graduate School of International Management.

    JOHN R. HIGGINS (age 34) has been Vice President, Finance and Acquisitions of ImageX.com since May 1999. He served as Director of Business Development and Acquisitions from June 1998 to May 1999. From November 1996 to January 1998, Mr. Higgins was Business Manager of the International Group of Simpson Investment Company and Simpson Paper Company, a forest products manufacturer. From June 1994 to November 1996, he served as a Senior Business Analyst in Simpson Paper Company's Commercial Printing Business Unit. Mr. Higgins received his B.S. in chemistry from the United States Military Academy at West Point and his M.B.A. with distinction from Harvard University.

    MARIAM J. NAINI (age 36) has been Vice President, General Counsel and Secretary of ImageX.com since November 1999 and Secretary since December 1999. From April 1999 to October 1999, Ms. Naini was an Associate General Counsel at Amazon.com, Inc. From April 1998 to March 1999, she was Of Counsel with Irell & Manella LLP's Los Angeles, California office. From July 1994 to March 1998,
Ms. Naini was a senior associate with Morgan, Lewis & Bockius LLP's Washington, D.C. office, and from December 1988 to June 1994, she was with Howrey & Simon LLP's Washington, D.C. office. Ms. Naini received her B.A. degree with honors, in three years, from Wellesley College and Juris Doctorate degree from Georgetown University Law Center.

    LESLIE KAIN (age 55) has been Vice President of Business Development for ImageX.com since February 2000. From October 1998 to January 2000, Ms. Kain served as Vice President of Business Development of Carleton Corporation, a customer data mart company. From October 1996 to October 1998, Ms. Kain served as Senior Director of Business Alliances at International Software Group, a data access tool company. From January 1993 to October 1996, she served as a Strategic Management Consultant for the Concord Corporation, a management consulting company. Ms. Kain received her B.A., Phi Beta Kappa, Durant Scholar (Highest Honors) from Wellesley College and her M.B.A., magna cum laude, from Boston University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table summarizes certain information regarding the beneficial ownership of our common stock as of February 29, 2000 for

    - our chief executive officer;

    - our top four most highly compensated executive officers (other than our chief executive officer) whose compensation exceeded $100,000 in 1999;

    - each of our directors;

    - all our directors and executive officers as a group; and

    - each person or group that we know owns more than 5% of our common stock.

    Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of February 29, 2000 are deemed outstanding for computing the percentage ownership of the person holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated, we believe the beneficial owners of the common stock listed below, based on information furnished by them, have sole voting and investment power with respect to the shares listed opposite their names. Unless otherwise indicated, the following officers, directors and shareholders can be reached at the principal offices of ImageX.com.

                                                                 SHARES OF IMAGEX.COM, INC.
                                                                        COMMON STOCK
                                                              ---------------------------------
                                                              AMOUNT AND NATURE OF   PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNERS                         BENEFICIAL OWNERSHIP   CLASS (1)
-------------------------------------                         --------------------   ----------
EXECUTIVE OFFICERS AND DIRECTORS
Richard P. Begert...........................................          513,200            2.4%
Eric J. Bean (2)............................................           54,033              *
Dana F. Manciagli (3).......................................          170,152              *
John R. Higgins (4).........................................           25,892              *
F. Joseph Verschueren.......................................          580,150            2.7
John E. Ardell, III (5).....................................        2,128,257            9.9
Garrett P. Gruener (6)......................................        1,285,715            6.0
Elwood D. Howse, Jr. (7)....................................          324,293            1.5
Wayne M. Perry..............................................           42,500              *
Richard R. Sonstelie (8)....................................           39,667              *
Bernee D.L. Strom (9).......................................           17,500              *
All directors and executive officers as a group (15 persons)        5,641,759           26.1
  (10)......................................................

OTHER PRINCIPAL SHAREHOLDERS
Entities affiliated with Acorn Ventures, Inc. (11)..........        2,780,830           12.4
  1309 114th Avenue S.E., Suite 200
  Bellevue, WA 98004
Entities affiliated with Technology Partners (12)...........        2,128,257            9.9
  1550 Tiburon Boulevard, Suite A
  Belvedere, CA 94920
Entities affiliated with Alta Partners (13).................        1,285,715            6.0
  One Embarcadero Center, Suite 4050
  San Francisco, CA 94111

------------------------

*   Less than 1%.

(1) Based on 21,446,482 outstanding shares as of February 29, 2000.

(2) Includes 12,500 outstanding shares and 1,250 shares issuable pursuant to warrants currently exercisable held by Waterhouse National Bank, F/B/O Eric
    J. Bean IRA. Also includes 37,000 shares issuable pursuant to options exercisable within 60 days of February 29, 2000.

(3) Includes 122,024 outstanding shares and 6,250 shares issuable pursuant to warrants currently exercisable held by Galaxy Investment Partners, of which Ms. Manciagli is co-general partner. Also includes 17,000 shares issuable pursuant to options exercisable within 60 days of February 29, 2000.

(4) Represents 25,000 shares issuable pursuant to options exercisable with 60 days of February 29, 2000.

(5) Represents outstanding shares held by Technology Partners Fund V, L.P. and Technology Partners Fund VI, L.P. Mr. Ardell is a general partner of TPW Management V, L.P., which is the general partner of Technology Partners Fund V, L.P., and a managing member of TP Management VI, LLC, which is the general partner of Technology Partners Fund VI, L.P. Mr. Ardell disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in these shares arising from his interest in Technology Partners.

(6) Represents outstanding shares held by Alta California Partners II, L.P. and Alta Embarcadero Partners II, LLC. Mr. Gruener is a general partner of Alta California Management Partners II, L.P., which is the general partner of Alta California Partners II, L.P. Mr. Gruener is also a member of Alta Embarcadero Partners II, LLC. Mr. Gruener disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in these shares arising from his interest in Alta California Management Partners II, L.P.

(7) Includes 164,643 outstanding shares and 7,150 shares issuable pursuant to warrants currently exercisable held by Howse Family Partnership. Mr. Howse is a general partner of Howse Family Partnership.

(8) Includes 20,834 outstanding shares and 1,250 shares issuable pursuant to warrants currently exercisable held jointly by Mr. Sonstelie and his spouse.

(9) Includes 12,500 shares issuable pursuant to options currently exercisable.

(10) Includes 131,900 shares issuable pursuant to options and warrants exercisable within 60 days of February 29, 1999.

(11) Includes 658,334 outstanding shares and 918,375 shares issuable pursuant to warrants currently exercisable held by Acorn Ventures IV, LLC. Also includes 1,461,906 outstanding shares and 6,500 shares issuable pursuant to warrants currently exercisable held by Internet Ventures, LLC. Acorn Ventures, Inc. is a member of Acorn Ventures IX, LLC and Internet Ventures, LLC.

(12) Represents 1,550,817 outstanding shares held by Technology Partners Fund V, L.P. and 952,381 outstanding shares held by Technology Partners Fund VI, L.P.

(13) Represents 1,415,483 outstanding shares held by Alta California Partners II, L.P. and 13,089 outstanding shares held by Alta Embarcadero Partners II, LLC.

EXECUTIVE COMPENSATION

    The following table provides information concerning the compensation received for services rendered to ImageX.com in all capacities for the years ended December 31, 1999 and 1998 by our chief executive officer and each of our four most highly compensated executive officers other than our chief executive officer whose compensation exceeded $100,000 in fiscal 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                                                                            AWARDS
                                                                                         ------------
                                                            ANNUAL COMPENSATION           SECURITIES
                                                     ---------------------------------    UNDERLYING
NAME AND PRINCIPAL POSITION                            YEAR      SALARY        BONUS       OPTIONS
---------------------------                          --------   --------      --------   ------------
Richard P. Begert..................................    1999     $225,000      $     --      49,999
  President, Chief Executive Officer and Director      1998       28,125(1)         --          --

F. Joseph Verschueren..............................    1999      187,270            --
  Chairman of the Board (2)                            1998      154,211            --          --

Eric J. Bean.......................................    1999      157,904        50,000      37,500
  Vice President, Products and Technology              1998       68,750(3)         --      75,000

Dana F. Manciagli..................................    1999      160,181       100,000      49,999
  Vice President, Sales and Marketing                  1998       96,633(4)         --      62,500

John R. Higgins....................................    1999       91,667        65,000      25,000
  Vice President, Finance and Acquisitions             1998       44,256(5)         --      50,000

------------------------

(1) Mr. Begert joined ImageX.com in November 1998. Represents salary earned as of December 31, 1998 and is based on an annualized salary of $225,000. In November 1998, Mr. Begert purchased 500,000 shares of common stock at the then fair market price of $0.40 per share, as determined by our board of directors. He paid the purchase price for the shares by issuing a promissory note to us. The promissory note accrues interest at the rate of 7% per year. Principal and interest under the promissory note are due and payable as follows: (a) 24% of the principal, plus interest accrued thereon, was due in November 1999 and has been paid and (b) 2% of the principal is due each month thereafter until the promissory note is paid in full. Pursuant to the stock vesting and pledge agreement, Mr. Begert granted ImageX.com a right to repurchase a portion of these shares if his employment terminates. As of December 31, 1999, the repurchase right had lapsed with respect to 130,000 of the shares. The repurchase right with respect to the remaining shares lapses ratably over the next 37 months. As of December 31, 1999, the value of Mr. Begert's aggregate restricted stock holdings was $20.7 million, based on the last reported sale price of our common stock on the Nasdaq National Market on December 31, 1999 or $41.875 per share.

(2) Prior to November 1998, Mr. Verschueren served as President and Chief Executive Officer.

(3) Mr. Bean joined ImageX.com in July 1998. Represents salary earned as of December 31, 1998.

(4) Ms. Manciagli joined ImageX.com in May 1998. Represents salary earned as of December 31, 1998.

(5) Mr. Higgins joined ImageX.com in June 1998. Represents salary earned as of December 31, 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information regarding stock options we granted to the officers listed in the Summary Compensation Table during the fiscal year ended December 31, 1999.

                                                  INDIVIDUAL GRANTS                    POTENTIAL REALIZABLE
                                 ---------------------------------------------------     VALUE AT ASSUMED
                                 NUMBER OF      PERCENT OF                                ANNUAL RATES OF
                                 SECURITIES   TOTAL OPTIONS    EXERCISE                 PRICE APPRECIATION
                                 UNDERLYING     GRANTED TO      PRICE                   FOR OPTION TERM (4)
                                  OPTIONS      EMPLOYEES IN      PER      EXPIRATION   ---------------------
NAME                             GRANTED(1)   FISCAL YEAR(2)   SHARE(3)      DATE         5%          10%
----                             ----------   --------------   --------   ----------   ---------   ---------
Richard P. Begert..............    49,999          4.20%        $6.00       4/21/09    $188,996    $476,990
F. Joseph Verschueren..........        --            --            --            --          --          --
Eric J. Bean...................    37,500          3.15          6.00       4/21/09     141,750     357,750
Dana F. Manciagli..............    49,999          4.20          6.00       4/21/09     188,996     476,990
John R. Higgins................    25,000          2.10          6.00       4/21/09      94,500     238,500

------------------------

(1) The options granted to the officers listed in the table vest according to our customary vesting schedule for all employees as follows: (a) 24% of the options vest and become exercisable one year from the date of grant, and
    (b) an additional 2% of the options vest and become exercisable each month thereafter. The options granted to Ms. Manciagli and Messrs. Begert, Higgins and Bean were granted on April 21, 1999. For a description of the options see "Employee Benefit Plans."

(2) Based on a total of 1,189,796 options granted to employees during fiscal
    1999.

(3) Options were granted at an exercise price equal to the fair market value of our common stock at the time of grant, as determined by our board of directors.

(4) The dollar amounts under these columns result from calculations at the 5% and 10% rates required by Securities Exchange Commission regulations and are not intended to forecast possible future appreciation, if any, of the common stock price. The amount represents appreciation in the value of the common stock from the fair market value of our common stock at the time of grant, as determined in good faith by our board of directors. The information in this table assumes all options are exercised at the end of each of their 10-year terms. Actual gains, if any, on stock option exercises depends on the future performance of the common stock and overall stock market conditions, as well as the option holders' continued employment through the vesting period. The amounts shown in this table may not be achieved.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth information regarding stock option exercises in 1999 and unexercised stock options held by the officers listed in the Summary Compensation Table during the fiscal year ended December 31, 1999.

                                                                   NUMBER OF SECURITIES         VALUE OF UNEXERCISABLE
                                                                        UNDERLYING                   IN-THE-MONEY
                                                                  UNEXERCISED OPTIONS AT           OPTIONS AT FISCAL
                                                                      FISCAL YEAR-END                 YEAR-END(1)
                               SHARES ACQUIRED      VALUE       ---------------------------   ---------------------------
NAME                             ON EXERCISE     REALIZED (1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                           ---------------   ------------   -----------   -------------   -----------   -------------
Richard P. Begert............          --                --            --         49,999              --      $1,793,964
F. Joseph Verschueren........          --                --            --             --              --              --
Eric J. Bean.................       2,000          $ 13,400        23,500         87,000        $977,130       3,415,110
Dana F. Manciagli............      21,250           230,063         2,500         88,749         103,950       3,405,189
John R. Higgins..............          --                --        15,000         60,000         618,300       2,335,200

------------------------

(1) "Value Realized" represents the fair value of the underlying securities on the date of exercise minus the exercise price of the options. Ms. Manciagli exercised a portion of her options and Mr. Bean exercised all of his options prior to our initial public offering. Prior to our initial public offering, the fair value of our common stock was determined in good faith by our board of directors. Since our initial public offering, the fair value of our common stock is assumed to equal to the last reported closing price of our common stock on the Nasdaq National Market.

(2) Amounts are based on the December 31, 1999 last reported closing price of our common stock of $41.875 per share as reported on the Nasdaq National Market.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
  ARRANGEMENTS

    BEGERT OFFER LETTER. Pursuant to an offer letter dated November 12, 1998, we agreed to provide Mr. Begert with an annual base salary of $225,000; participation in our bonus program (at up to 100% of Mr. Begert's base salary); insurance and participation in other employee benefit plans; eligibility for an additional bonus for the achievement of profitability goals; a restricted stock award of 500,000 shares of common stock at $0.40 per share, issued on November 16, 1998, which is subject to our repurchase option, which lapses incrementally over a period of approximately four years; and upon completion of a private placement at a level of $15,000,000 or greater, an additional option to purchase 49,999 shares of common stock. In April 1999, we granted Mr. Begert this option to purchase 49,999 shares of common stock after we completed our private placement of Series E Preferred Stock. Pursuant to the offer letter, if Mr. Begert is terminated without cause (as defined in our Amended and Restated 1996 Stock Incentive Compensation Plan), we will continue to pay his salary for a period of six months.

    AMENDED AND RESTATED 1996 STOCK INCENTIVE COMPENSATION PLAN. Unless individual letter agreements provide otherwise, in the event of certain corporate transactions, such as a merger or sale of ImageX.com, each outstanding award under our Amended and Restated 1996 Stock Incentive Compensation Plan will automatically accelerate and become 100% vested and exercisable immediately before the corporate transaction, unless (1) the option is assumed, continued or replaced with a comparable award by the successor corporation or the parent of the successor corporation or (2) acceleration will render unavailable "pooling of interest" accounting for a transaction that otherwise qualifies for this accounting treatment. Any option that is assumed, continued or replaced with a comparable award in the corporate transaction will accelerate if the holder's employment or services are terminated by the successor corporation without cause or by the holder voluntarily with good reason within two years of the corporate transaction.

    PRINTBID.COM STOCK OPTION PLAN. On December 9, 1999, we acquired PrintBid.com, Inc. and assumed all stock options outstanding under the PrintBid.com, Inc. stock incentive plan. Assumed options were converted into options to purchase a total of 289,714 shares of our common stock on substantially the same terms and conditions under which the options were initially granted by PrintBid.com, Inc. The per-share exercise price and the total number of shares subject to each option were adjusted to reflect the terms of the merger. No additional options will be granted under the incentive plan, and the plan will remain in existence only until all assumed options are exercised by optionees or expire without being exercised. If a merger, consolidation or sale of ImageX.com occurs, the board will determine its effect on outstanding options under the PrintBid.com Stock Option Plan. Alternatives permitted by the incentive plan include converting outstanding options into options to purchase common stock of a successor company and terminating all outstanding options that are not exercised prior to the corporate transaction.

    1999 EMPLOYEE STOCK PURCHASE PLAN. In the event of a merger or consolidation resulting in a change of control or acquisition by another corporation of all or substantially all our assets, each outstanding option to purchase shares under our 1999 Employee Stock Purchase Plan will be assumed or an equivalent option substituted by the successor corporation. If the successor corporation refuses to assume or substitute for the option, the offering period during which a participant may purchase stock will be shortened to a specified date before such proposed transaction. In the event of a proposed liquidation or dissolution of ImageX.com, the offering period during which a participant may purchase stock will be shortened to a specified date before the date of the proposed liquidation or dissolution.

REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION COMMITTEE

    The compensation committee of the board of directors has furnished the following report on compensation. The compensation committee, which is composed of two nonemployee directors, establishes and reviews compensation and benefits, considers incentive compensation plans and carries out duties assigned to the committee under our option plans and our employee stock purchase plan. The compensation committee applies a similar compensation policy to executives and employees and considers internal and external information in determining compensation.

    COMPENSATION PHILOSOPHY.

    Our compensation policies are based on the belief that the interests of employees should be closely aligned with those of our shareholders. The Compensation policies are designed to achieve the following objectives:

    - Offer compensation opportunities that attract highly qualified employees, reward outstanding initiative and achievement, and retain the leadership and skills necessary to build long-term shareholder value.

    - Maintain a market competitive compensation structure in line with corporate business objectives. The focus is weighted on incentive programs and based on results as measured by both the annual and long-term financial performance of ImageX.com and the increase in shareholder value as measured principally by the trading price of our common stock.

    - Further our short and long-term strategic goals and values by aligning compensation with business objectives and individual performance.

    COMPENSATION PROGRAM.

    Our compensation program has three major integrated components: base salary, annual incentive awards, and long-term incentives. We emphasize the award of stock options as long-term incentives to executive officers.

    BASE SALARY. Base salary levels are determined annually by reviewing the skills, performance level, and contribution to the business of individual employees.

    ANNUAL INCENTIVE AWARDS. Annual cash bonus awards are based on individual employee goals and corporate objectives. For 1999, there was no formal bonus program established. During 1999, some of the executive officers whose compensation is reported in this proxy received one-time cash awards on the first anniversary of their employment with ImageX.com.

    LONG-TERM INCENTIVES. The compensation committee views stock options as an important part of its long-term, performance-based compensation program. The committee believes that stock ownership is an excellent vehicle for compensating its officers and employees. We provide long-term incentives through our Amended and Restated 1996 Stock Incentive Compensation Plan and our 1999 Employee Stock Purchase Plan, the purpose of which is to create a direct link between executive compensation and increases in shareholder value. Stock options are granted at fair market value and vest in installments generally over four years. Thus, the value of the shareholders' investment must appreciate before the optionee receives any financial benefit. Additionally, the employee must remain in our employ for the period required for the stock option to be exercisable, thus providing an incentive to remain in our employ. When determining option awards for an executive officer, the committee considers the executive's current contribution to Company performance, the anticipated contribution to meeting our long term strategic performance goals, and industry practices and norms. Long-term incentives granted in prior years and existing levels of stock ownership are also taken into consideration. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of our common stock, this portion of the executive's compensation is directly aligned with an increase in shareholder value. The committee believes that such stock plans align the interests of the employees with the long-term interests of the shareholders.

    CHIEF EXECUTIVE OFFICER COMPENSATION.

    Mr. Begert's compensation for 1999 was established in his offer letter, which is more fully described in this proxy under the heading "Employment Contracts, Termination of Employment and Change of Control Arrangements."
Mr. Begert's annual base salary for 1999 was $225,000. During fiscal 1999, Mr. Begert was granted a stock option to purchase 49,999 shares of common stock at an exercise price of $6.00 per share, the fair market value of our common stock on the date of the grant. Pursuant to the terms of Mr. Begert's offer letter, the stock option was granted to Mr. Begert after we completed our private placement of Series E Preferred Stock in April 1999. The stock option will vest in accordance with our customary vesting schedule as set forth in footnote 1 to the table titled "Options Grants in Last Fiscal Year."
Mr. Begert's base salary, annual incentive award and long-term compensation for future years will be determined by the committee based upon the same factors employed by the committee for executive officers generally.

    SECTION 162 LIMITATION.

    Section 162(m) of the U.S. Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1,000,000 paid to the chief executive officer and any other of its four most highly compensated executive officers. However, compensation which qualifies as "performance-based" is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by shareholders. The compensation committee does not presently expect total cash compensation payable for salaries and bonuses to exceed the $1,000,000 limit for any individual executive. Having considered the requirements of Section 162(m), the compensation committee believes that stock option grants to date meet the requirement that such grants be "performance-based" and are, therefore, exempt from the limitations on deductibility. The compensation committee will continue to monitor the compensation levels potentially payable under our cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practices, our compensation philosophy and ImageX.com's best interests.

    At the last board of directors' meeting held on January 27, 2000, the Board added Wayne M. Perry as an additional member of the Compensation Committee.

                                      Compensation Committee
                                      Wayne M. Perry
                                      Richard R. Sonstelie
                                      Bernee D. L. Strom

PERFORMANCE GRAPH

    Set forth below is a line graph comparing the cumulative return to the shareholders of ImageX.com's common stock with the cumulative return of (a) the Nasdaq U.S. Index and (b) the Hambrecht & Quist Internet 100 Index for the period commencing August 26, 1999 (the date of ImageX.com's initial public offering) and ending on December 31, 1999.

         COMPARISON OF CUMULATIVE TOTAL RETURN AMONG IMAGEX.COM, INC.,
            THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE HAMBRECHT &
                            QUIST 100 INTERNET INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC


                        26Aug99   Aug99   Sep99   Oct99   Nov99   Dec99
IMAGEX.COM INC              100  164.29  159.83  166.07  355.36  598.21
NASDAQ US INDEX             100   98.68   98.52  105.68  116.95  142.18
H&Q INTERNET 100 INDEX      100   93.05  104.09  112.43  155.93  204.39

RELATED TRANSACTIONS WITH EXECUTIVE OFFICERS, DIRECTORS AND 5% SHAREHOLDERS

    In April 1999, we sold 5,952,390 shares of Series E Preferred Stock at $4.20 per share. We sold these securities pursuant to a preferred stock purchase agreement, under which we made representations, warranties and covenants, and provided the purchasers with registration rights, information rights, and rights of first refusal, among other provisions. Listed below for holders of 5% or more of our common stock and our directors, officers and entities affiliated with our directors and our officers are the securities they purchased in this financing.

INVESTOR                                                  SERIES E PREFERRED STOCK
--------                                                  ------------------------
Entities affiliated with Acorn Ventures, Inc.(1)........          1,464,287
Entities affiliated with Technology Partners(2).........            952,381
Entities affiliated with Alta Partners(3)...............          1,428,572
Dana F. Manciagli(4)....................................             59,524
Elwood D. Howse, Jr.(5).................................             65,476
Richard R. Sonstelie(6).................................              8,334

------------------------

(1) Includes shares purchased by Acorn Ventures IV, LLC and Internet Ventures, LLC. Acorn Ventures, Inc. is a member of Acorn Ventures IV, LLC and Internet Ventures, LLC.

(2) Includes shares purchased by Technology Partners Fund V, L.P. and Technology Partners Fund VI, L.P. Mr. Ardell, a director of ImageX.com, is a general partner of TPW Management V, L.P., which is the general partner of Technology Partners Fund V, L.P. and a managing member of TP Management VI, LLC, which is the general partner of Technology Partners Fund VI, L.P.

(3) Includes shares purchased by Alta California Partners II, L.P. and Alta Embarcadero Partners II, LLC. Mr. Gruener, a director of ImageX.com, is a general partner of Alta California Management Partners II, L.P., which is the general partner of Alta California Partners II, L.P. Mr. Gruener is also a member of Alta Embarcadero Partners II, LLC.

(4) Includes shares purchased by Galaxy Investment Partners. Ms. Manciagli, an executive officer of ImageX.com, is a general partner of Galaxy Investment Partners.

(5) Includes shares purchased by Howse Family Partnership. Mr. Howse, a director of ImageX.com, is a general partner of Howse Family Partnership.

(6) Includes shares purchased jointly by Mr. Sonstelie and his spouse.

    On January 5, 2000, we entered into a strategic relationship with InfoSpace.com, an Internet information infrastructure company, whereby ImageX.com will appear throughout the InfoSpace.com Web site and its affiliate network sites, allowing users to either directly move to or be introduced to ImageX.com's product and service offerings. Under the agreement entered into between ImageX.com and InfoSpace.com, ImageX.com has agreed to pay InfoSpace.com $100,000 per month for 12 months for this alliance. In addition, ImageX.com and InfoSpace.com have agreed to share advertising revenues received by InfoSpace.com for banner advertisements on the companies' co-branded Web pages. Bernee D.L. Strom, a director of ImageX.com, currently serves as a director of InfoSpace.com, Inc., and is President of InfoSpace.com Ventures. From
November 1998 to December 1999, Ms. Strom also served as President and Chief Operating Officer of InfoSpace.com. Acorn Ventures, Inc. and its affiliated entities beneficially own approximately 16% of our outstanding common stock. Rufus Lumry, a director of InfoSpace.com, is a principal of Acorn
Ventures, Inc. Naveen Jain, President, Chief Executive Officer, director and holder of approximately 33% of the stock of InfoSpace.com, is a principal of Internet Ventures, LLC which beneficially owns approximately 8.4% of our outstanding stock.

    We have entered into indemnification agreements with each of our executive officers and directors. Under these agreements, we indemnify any individual made a party to a proceeding because that individual is or was a director or executive officer of ImageX.com, and we will advance or reimburse reasonable expenses incurred by that individual in advance of the final disposition of the proceeding, to the full extent permitted by applicable law.

    We believe that the transactions described above were made on terms as favorable to us as we would have received from unaffiliated third parties. Any future transactions between us and our officers, directors and greater than 5% shareholders and their affiliates will be approved by a majority of the board of directors, including a majority of our disinterested, nonemployee directors.

    PROPOSAL 2: AMENDMENTS TO THE AMENDED AND RESTATED 1996 STOCK INCENTIVE
                               COMPENSATION PLAN

    The board of directors has unanimously adopted, subject to shareholder approval, amendments to increase the number of shares authorized for issuance under ImageX.com's Amended and Restated 1996 Stock Incentive Compensation Plan and to qualify the 1996 Plan for exemption under Section 162(m) of the Internal Revenue Code. These amendments are described in greater detail below.

AMENDMENT TO INCREASE THE NUMBER OF RESERVED SHARES

    As amended, the number of shares of common stock available for issuance under the 1996 Plan would be increased from 2,800,000 shares to 4,500,000. In addition, the automatic annual increase in the number of shares available for grant that begins in January 2001 would be increased to (a) 5% of the adjusted average common shares outstanding of the Company used to calculate fully diluted earnings per share as reported in the annual report to shareholders for the preceding year, or (b) a lesser amount determined by the board; provided, however, that any shares from any such increases in previous years that were not issued shall be added to the aggregate number of shares available for issuance under the Plan. The Plan would also be amended to provide that no more than an aggregate of 2,000,000 shares may be subject to options that are intended to qualify as incentive stock options in a single fiscal year during the term of the 1996 Plan; provided, however, that if fewer than 2,000,000 such shares are issued in any previous year, any remaining shares shall be added to the aggregate number of shares available for issuance pursuant to incentive stock options under the Plan.

    As of February 29, 2000, 488,668 shares remained available for grant under the 1996 Plan. As of that date, approximately 2,415,296 shares were subject to outstanding grants under the 1996 Plan. The total number of shares reserved for issuance under the 1996 Plan is approximately 11% of our total outstanding common stock.

AMENDMENT TO QUALIFY THE 1996 PLAN FOR EXEMPTION UNDER SECTION 162(M) OF THE INTERNAL REVENUE CODE

    Under Section 162(m) of the Internal Revenue Code, publicly held companies may not deduct compensation paid to certain executive officers to the extent that such compensation exceeds $1 million in any one year for each such officer. The Code provides an exception for "performance-based" compensation. To qualify awards under the 1996 Plan for the performance-based exception, the board of directors has amended the plan to establish that not more than 1,125,000 shares of common stock may be made subject to options under the 1996 Plan to any individual in the aggregate in any one fiscal year, except that ImageX.com may make additional one-time grants of up to 2,250,000 shares to newly hired individuals.

    We rely on the 1996 Plan as one of the benefits necessary to attract and retain skilled employees, directors, officers, consultants and other service providers. The board of directors believes that the adoption of the foregoing amendments to the 1996 Plan would, among other things, enhance the long-term shareholder value of ImageX.com by offering opportunities to individuals to participate in ImageX.com's growth and success, to encourage them to remain in the service of ImageX.com and its subsidiaries and to acquire and maintain stock ownership in ImageX.com. Although the 1996 Plan provides for an automatic annual increase in the number of shares available for grant starting in January 2001, we believe the number of shares currently available is insufficient to facilitate our recruitment and retention objectives prior to the first automatic increase. Accordingly, the board of directors believes it is in ImageX.com's best interests to increase the number of shares reserved for issuance under the 1996 Plan and to add the Section 162(m) limits described above.

    A copy of the 1996 Plan, as proposed to be amended, is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. The following description of the 1996 Plan as amended is a summary and does not purport to be a complete description. See Appendix A for more detailed information.

DESCRIPTION OF THE 1996 PLAN

    PURPOSE. The 1996 Plan is an employee benefit program that allows participants to buy or receive shares of common stock. The purpose of the 1996 Plan is to enhance the long-term shareholder value of ImageX.com by offering opportunities to selected individuals to participate in ImageX.com's growth and success. The 1996 Plan's purpose is also to attract and retain participants' services and to encourage them to acquire and maintain stock ownership in ImageX.com.

    ADMINISTRATION. The 1996 Plan is administered by the compensation committee of the board of directors, except to the extent the board of directors appoints another committee or committees consisting of two or more members of the board of directors. The chief executive officer or president of ImageX.com may also make grants to employees of ImageX.com, subject to limits specifically prescribed by the board of directors. The plan administrator has the full and exclusive power to interpret the 1996 Plan and to establish the rules for its operation, including the power to select the individuals to be granted awards and to determine the form, amount and other terms and conditions of such awards.

    TYPES OF AWARDS. The 1996 Plan permits us to grant both stock options and awards of common stock, which may or may not be subject to certain restrictions.

    ELIGIBILITY TO RECEIVE AWARDS. The 1996 Plan permits us to grant awards to our employees, directors, officers, consultants, agents, advisors and independent contractors. Incentive stock options may be granted to employees only.

    SHARES RESERVED. A total of 4,500,000 shares are issuable under the 1996 Plan plus an automatic annual increase beginning as of January 1, 2001 equal to
(a) 5% of the adjusted average common shares outstanding of the Company used to calculate fully diluted earnings per share as reported in the annual report to shareholders for the preceding year, or (b) a lesser amount to be determined by the board; provided, however, that any shares from such increases in previous years that were not issued shall be added to the aggregate number of shares available for issuance under the Plan. No more than 2,000,000 shares may be issued pursuant to options intended to qualify as incentive stock options during a single fiscal year during the term of the Plan; provided, however, that if fewer than 2,000,000 such shares are issued in any previous year, any remaining shares shall be added to the aggregate number of shares available for issuance pursuant to incentive stock options under the Plan. No more than 1,500,000 shares are available for issuance as stock awards. No more than 1,125,000 shares may be subject to awards granted to any one individual in a single year (plus an additional 2,250,000 shares that may be awarded to newly hired individuals), to the extent such limitations are required for compliance with certain provisions of Section 162(m) of the Code. Any shares of common stock that have been made subject to an award that cease to be subject to the award (other than by reason of exercise or payment of the award to the extent it is exercised for or settled in shares) will be available for issuance in connection with future grants of awards under the 1996 Plan.

    STOCK OPTIONS. Options granted under the 1996 Plan may be nonqualified stock options or incentive stock options as defined in Section 422 of the Code. The exercise price for incentive stock options must be at least equal to the fair market value of ImageX.com's common stock on the date of grant and not less than 110% of fair market value for holders of over 10% of ImageX.com's voting stock. The exercise price for nonqualified options must be at least 85% of fair market value of ImageX.com's common stock on the date of grant. For purposes of the 1996 Plan, "fair market value" means the closing sales price for the common stock as reported by the Nasdaq National Market on a single trading day. On March 17, 2000, the closing sales price of a share of common stock was $20.25.

    Unless otherwise provided by the plan administrator, and to the extent required by law for incentive stock options, options generally will expire on the earliest of:

    - ten years from the date of grant (five years for holders of over 10% of ImageX.com's voting stock);

    - one year after the optionee's retirement, death or disability;

    - notice to the optionee of termination for cause; and

    - three months after other terminations.

    Unless otherwise specified by the plan administrator, options vest 24% after the first year from the date of grant and additional 2% after each month thereafter so that options are fully vested 50 months from the date of grant

    The option exercise price may be paid in cash or by check, or, unless the plan administrator determines otherwise, by tendering shares of common stock that the optionee has owned for at least six months, by a broker-assisted cashless exercise or by such other consideration as the plan administrator may permit.

    STOCK AWARDS. The plan administrator is authorized under the 1996 Plan to issue shares of common stock to eligible participants with terms, conditions and restrictions established by the plan administrator in its sole discretion. Restrictions may be based on continuous service with ImageX.com or the achievement of performance goals and may also include repurchase or forfeiture rights in favor of ImageX.com. Holders of restricted stock are shareholders and have, subject to established restrictions, all the rights of shareholders with respect to such shares.

    TRANSFERABILITY. Except as otherwise determined by the plan administrator and to the extent permitted by Section 422 of the Code, no options or stock awards are assignable or otherwise transferable by the holder other than by will or the laws of descent and distribution and, during the holder's lifetime, may be exercised only by the holder.

    ADJUSTMENTS.  The plan administrator will make proportional adjustments in
(a) the maximum number and kind of securities subject to the 1996 Plan, (b) the maximum number and kind of securities that may be subject to awards to any participant and (c) the number and kind of securities that are subject to any outstanding awards and the per share price of such securities, without any change in the aggregate exercise or purchase price.

    CORPORATE TRANSACTIONS. Unless individual letter agreements provide otherwise, in the event of certain corporate transactions, such as a merger or sale of ImageX.com, each outstanding award will automatically accelerate and become 100% vested and exercisable immediately before the corporate transaction, unless (a) the option is assumed, continued or replaced with a comparable award by the successor corporation or the parent of the successor corporation or
(b) acceleration will render unavailable "pooling of interest" accounting for a transaction that otherwise qualifies for this accounting treatment. Any option that is assumed, continued or replaced with a comparable award in the corporate transaction will accelerate if the holder's employment or services are terminated by the successor corporation without cause or by the holder voluntarily with good reason within two years of the corporate transaction.

    AMENDMENT AND TERMINATION. The 1996 Plan may be modified, amended, or terminated by the board of directors at any time, except that an amendment or modification will not affect previously granted awards without a participant's consent. Shareholder approval is required for any amendment that increases the number of shares subject to the 1996 Plan, changes the persons eligible to receive options, or which is otherwise subject to shareholder approval under any applicable law or regulation.

FEDERAL INCOME TAX CONSEQUENCES

    The material U.S. federal income tax consequences to ImageX.com and to any person granted an option under the 1996 Plan who is subject to taxation in the United States under existing applicable provisions of the Code and underlying Treasury Regulations are substantially as follows. The following summary does not address state, local or foreign tax consequences and is based on present law and regulations as in effect on the date of this proxy statement.

    NONQUALIFIED STOCK OPTIONS. No income will be recognized by an optionee upon the grant of a nonqualified stock option.

    Upon the exercise of a nonqualified stock option, the optionee will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. Upon a later sale of those shares, the optionee will have capital gain or loss equal to the difference between the amount realized on such sale and the tax basis of the shares sold. Furthermore, this capital gain or loss will be long-term capital gain or loss if the shares are held for more than one year before they are sold. If payment of the option price is made entirely in cash, the tax basis of the shares will be equal to their fair market value on the exercise date (but not less than the exercise price), and the shares' holding period will begin on the day after the exercise date.

    If the optionee uses already-owned shares to pay the exercise price of a nonqualified stock option in whole or in part, the transaction will not be considered to be a taxable disposition of the already-owned shares. The optionee's tax basis and holding period of the already-owned shares will be carried over to the equivalent number of shares received upon exercise. The tax basis of the additional shares received upon exercise will be the fair market value of the shares on the exercise date (but not less than the amount of cash, if any, used in payment), and the holding period for such additional shares will begin on the day after the exercise date.

    INCENTIVE STOCK OPTIONS. No income will be recognized by an optionee upon the grant of an incentive stock option.

    Upon the exercise of an incentive stock option during employment or within three months after the optionee's termination of employment (12 months in the case of permanent and total disability), the optionee will recognize no ordinary income at the time of exercise (although the optionee will have income for alternative minimum income tax purposes at that time equal to the excess of the fair market value of the shares over the exercise price).

    If the acquired shares are sold or exchanged after the later of (a) one year from the date of exercise of the option and (b) two years from the date of grant of the option, the difference between the amount realized by the optionee on that sale or exchange and the option exercise price will be taxed to the optionee as long-term capital gain or loss. If the shares are disposed of in an arms' length sale before such holding period requirements are satisfied, then the optionee will recognize taxable ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares received on the exercise date over the exercise price (or, if less, the excess of the amount realized on the sale of the shares over the exercise price), and the optionee will have short-term or long-term capital gain or loss, as the case may be, in an amount equal to the difference between (i) the amount realized by the optionee upon that disposition of the shares and (ii) the exercise price paid by the optionee increased by the amount of ordinary income, if any, so recognized by the optionee.

    The rules for the tax treatment of a nonqualified stock option also apply to an incentive stock option that is exercised more than three months after the optionee's termination of employment (or more than 12 months thereafter in the case of disability, as defined in the 1996 Plan).

    STOCK AWARDS. Depending on the terms of the award, taxable ordinary income may or may not be recognized by the participant upon the grant of the award.

    For stock awards subject to vesting and other similar restrictions, the participant will recognize ordinary income when the shares cease to be subject to the restrictions in an amount equal to the excess of the fair market value of the shares at that time over the amount paid for the shares. The participant may elect, under Section 83(b) of the Code, to recognize ordinary income at the time of the transfer in an amount equal to the excess of the fair market value of the shares at that time over the amount paid for the shares. In that case, no additional income is recognized upon lapse of restrictions on the shares, but if the shares are subsequently forfeited, the participant may not deduct the income recognized at the time of receipt of the shares, and will have a capital loss equal to the amount paid for the shares.

    For stock awards that are not subject to restrictions, other than restrictions on transfer, the participant generally recognizes ordinary income at the time of receipt. The holding period for the shares begins at the time income is recognized under the rules, and the tax basis in the shares is the amount of ordinary income so recognized plus the amount, if any, paid for the shares.

    COMPANY DEDUCTION. In all the foregoing cases ImageX.com will be entitled to a deduction at the same time and in the same amount as the participant recognizes in ordinary income, subject to certain limitations. Among these limitations is Section 162(m) of the Code, under which certain compensation payments in excess of $1 million are not deductible by ImageX.com. As discussed above, the limitation on deductibility applies with respect to that portion of a compensation payment for a taxable year in excess of $1 million paid to either ImageX.com's chief executive officer or any one of the other four most highly compensated executive officers. Certain performance-based compensation is not subject to the limitation on deductibility. Stock options granted under the 1996 Plan are intended to qualify for this performance-based exception.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENTS
                                TO THE 1996 PLAN

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires ImageX.com's officers, directors and persons who own more than 10% of a registered class of ImageX.com's equity securities to file reports of ownership and changes in ownership with the Commission. Officers, directors and greater-than-10% shareholders are required by Commission regulation to furnish ImageX.com with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms it received, or written representations from certain reporting persons that no forms were required for those persons, ImageX.com believes that during 1999 its officers, directors and greater-than-10% beneficial owners complied with all applicable filing requirements of Section 16(a), with the exception of Wayne Perry, who filed a late Form 3 for 1999.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The board of directors has selected PricewaterhouseCoopers LLP, independent auditors, to audit the financial statements of ImageX.com for the fiscal year ending December 31, 2000. PricewaterhouseCoopers LLP has audited our financial statements annually since 1997. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                 SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

    Under the Commission's proxy rules, shareholder proposals that meet certain conditions may be included in ImageX.com's proxy statement and form of proxy for a particular annual meeting. Shareholders that intend to present a proposal at ImageX.com's 2001 Annual Meeting must give notice of the proposal to ImageX.com no later than November 30, 2000 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Shareholders that intend to present a proposal that will not be included in the proxy statement and form of proxy must give notice of the proposal to ImageX.com no fewer than 90 days and no more than 120 days prior to the date of the 2001 Annual Meeting. Receipt by ImageX.com of any such proposal from a qualified shareholder in a timely manner will not guarantee its inclusion in ImageX.com's proxy materials or its presentation at the 2001 Annual Meeting because there are other requirements in the proxy rules.

    Pursuant to Rule 14a-4 under the Securities Exchange Act of 1934, as amended, ImageX.com intends to retain discretionary authority to vote proxies with respect to shareholder proposals for which the proponent does not seek inclusion of the proposed matter in ImageX.com's proxy statement for our 2001 Annual Meeting, except in circumstances where (i) ImageX.com receives notice of the proposed matter no earlier than January 2, 2001 and no later than February 1, 2001, and (ii) the proponent complies with the other requirements set forth in Rule 14a-4.

                                 OTHER MATTERS

    As of the date of this proxy statement, the board does not intend to present, and has not been informed that any other person intends to present, any matters for action at the annual meeting other than the matters specifically referred to in this proxy statement. If other matters properly come before the annual meeting, it is intended that the holders of the proxies will act with respect thereto in accordance with their best judgment.

    Copies of the ImageX.com 1999 annual report to shareholders are being mailed to shareholders, together with this proxy statement, form of proxy and notice of annual meeting of shareholders. Additional copies may be obtained from the Secretary of ImageX.com, Suite 200, 10800 N.E. 8(th) Street, Bellevue, Washington 98004.

    IMAGEX.COM'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS INCLUDED IN IMAGEX.COM'S 1999 ANNUAL REPORT TO SHAREHOLDERS.

    BY ORDER OF THE BOARD OF DIRECTORS,

                                      [SIG]

                                      Mariam J. Naini
                                      VICE PRESIDENT, GENERAL COUNSEL
                                      AND SECRETARY

Seattle, Washington
March 30, 2000

                                   APPENDIX A
          AMENDED AND RESTATED 1996 STOCK INCENTIVE COMPENSATION PLAN

                                                                      APPENDIX A

                                IMAGEX.COM, INC.
                   AMENDED AND RESTATED 1996 STOCK INCENTIVE
                               COMPENSATION PLAN
                               SECTION 1. PURPOSE

    The purpose of the ImageX.com, Inc. Amended and Restated 1996 Stock Incentive Compensation Plan (the "Plan") is to enhance the long-term shareholder value of ImageX.com, Inc., a Washington corporation (the "Company"), by offering opportunities to selected persons to participate in the Company's growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries (as defined in Section 2) and to acquire and maintain stock ownership in the Company.

                             SECTION 2. DEFINITIONS

    For purposes of the Plan, the following terms shall be defined as set forth below:

2.1 AWARD

    "Award" means an award or grant made pursuant to the Plan, including, without limitation, awards or grants of Options and Stock Awards, or any combination of the foregoing.

2.2 BOARD

    "Board" means the Board of Directors of the Company.

2.3 CAUSE

    "Cause" means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

2.4 CODE

    "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.5 COMMON STOCK

    "Common Stock" means the common stock, par value $0.01 per share, of the Company.

2.6 CORPORATE TRANSACTION

    "Corporate Transaction" means any of the following events:

        (a) Consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Common Stock are converted into cash, securities or other property, if following such merger or consolidation the holders of the Company's outstanding voting securities immediately prior to such merger or consolidation own less than 50% of the outstanding voting securities of the surviving corporation;

        (b) Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company's assets other than a transfer of the Company's assets to a majority-owned subsidiary corporation (as the term "subsidiary corporation" is defined in Section 8.3) of the Company;

        (c) Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company; or

        (d) Acquisition by a person, within the meaning of Section 3(a)(9) or of
    Section 13(d)(3) (as in effect on the date of adoption of the Plan) of the Exchange Act of a majority or more of the Company's outstanding voting securities (whether directly or indirectly, beneficially or of record). Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of the Plan) under the Exchange Act.

2.7 DISABILITY

    "Disability," unless otherwise defined by the Plan Administrator, means a mental or physical impairment of the Holder that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Holder to be unable, in the opinion of the Company, to perform his or her duties for the Company or a Subsidiary and to be engaged in any substantial gainful activity.

2.8 EARLY RETIREMENT

    "Early Retirement" means early retirement as that term is defined by the Plan Administrator from time to time for purposes of the Plan.

2.9 EXCHANGE ACT

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.10 FAIR MARKET VALUE

    "Fair Market Value" shall be as established in good faith by the Plan Administrator or (a) if the Common Stock is listed on the Nasdaq National Market, the closing sales price for the Common Stock as reported by the Nasdaq National Market for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the closing sales price for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

2.11 GOOD REASON

    "Good Reason" means the occurrence of any of the following events or conditions and the failure of the Successor Corporation to cure such event or condition within 30 days after receipt of written notice from the Holder:

        (a) a change in the Holder's status, title, position or responsibilities (including reporting responsibilities) that, in the Holder's reasonable judgment, represents a substantial reduction in the status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Holder of any duties or responsibilities that, in the Holder's reasonable judgment, are materially inconsistent with such status, title, position or responsibilities; or any removal of the Holder from or failure to reappoint or reelect the Holder to any of such positions, except in connection with the termination of the Holder's employment for Cause, for Disability or as a result of his or her death, or by the Holder other than for Good Reason;

        (b) a reduction in the Holder's annual base salary;

        (c) the Successor Corporation's requiring the Holder (without the Holder's consent) to be based at any place outside a 35-mile radius of his or her place of employment prior to a Corporate Transaction, except for reasonably required travel on the Successor Corporation's business that is not materially greater than such travel requirements prior to the Corporate Transaction;

        (d) the Successor Corporation's failure to (i) continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which the Holder was participating at the time of a Corporate Transaction, including, but not limited to, the Plan, or (ii) provide the Holder with compensation and benefits substantially equivalent (in terms of benefit levels and/or reward opportunities) to those provided for under each material employee benefit plan, program and practice as in effect immediately prior to the Corporate Transaction;

        (e) any material breach by the Successor Corporation of its obligations to the Holder under the Plan or any substantially equivalent plan of the Successor Corporation; or

        (f) any purported termination of the Holder's employment or service for Cause by the Successor Corporation that does not comply with the terms of the Plan or any substantially equivalent plan of the Successor Corporation.

2.12 GRANT DATE

    "Grant Date" means the date the Plan Administrator completes the corporate action relating to the grant of an Award and all conditions precedent to the grant have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

2.13 HOLDER

    "Holder" means: (a) the person to whom an Award is granted; (b) for a Holder who has died, the personal representative of the Holder's estate, the person(s) to whom the Holder's rights under the Award have passed by will or by the applicable laws of descent and distribution, or the beneficiary designated in accordance with Section 10; or (c) the person(s) to whom an Award has been transferred in accordance with Section 10.

2.14 INCENTIVE STOCK OPTION

    "Incentive Stock Option" means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

2.15 NONQUALIFIED STOCK OPTION

    "Nonqualified Stock Option" means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

2.16 OPTION

    "Option" means the right to purchase Common Stock granted under Section 7.

2.17 OPTION TERM

    "Option Term" has the meaning set forth in Section 7.3.

2.18 PLAN ADMINISTRATOR

    "Plan Administrator" means the Board or any committee or committees designated by the Board or any person to whom the Board has delegated authority to administer the Plan under Section 3.1.

2.19 RETIREMENT

    "Retirement" means retirement as of the individual's normal retirement date under the Company's 401(k) Plan or other similar successor plan applicable to salaried employees, unless otherwise defined by the Plan Administrator from time to time for purposes of the Plan.

2.20 SECURITIES ACT

    "Securities Act" means the Securities Act of 1933, as amended.

2.21 STOCK AWARD

    "Stock Award" means shares of Common Stock or units denominated in Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Plan Administrator.

2.22 SUBSIDIARY

    "Subsidiary," except as provided in Section 8.3 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect parent of the Company.

2.23 SUCCESSOR CORPORATION

    "Successor Corporation" has the meaning set forth under Section 11.2.

2.24 TERMINATION DATE

    "Termination Date" has the meaning set forth in Section 7.6.

                           SECTION 3. ADMINISTRATION

3.1 PLAN ADMINISTRATOR

    The Plan shall be administered by the Board or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board (a "Plan Administrator"). If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the members of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) "outside directors" as contemplated by Section 162(m) of the Code and (b) "nonemployee directors" as contemplated by Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, the Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board may authorize the Chief Executive Officer or President of the Company to grant Awards to employees of the Company, within limits specifically prescribed by the Board.

3.2 ADMINISTRATION AND INTERPRETATION BY THE PLAN ADMINISTRATOR

    Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and the terms of any instrument evidencing the Award and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's officers as it so determines.

                      SECTION 4. STOCK SUBJECT TO THE PLAN

4.1 AUTHORIZED NUMBER OF SHARES

    Subject to adjustment from time to time as provided in Section 11.1, the maximum number of shares of Common Stock that shall be available for issuance under the Plan shall be:

        (a) 4,500,000 shares plus

        (b) an annual increase to be added on the first day of the Company's fiscal year beginning in 2001 equal to

           (i) 5% of the adjusted average common shares outstanding of the Company used to calculate fully diluted earnings per share as reported in the annual report to shareholders for the preceding year; or

           (ii) a lesser amount determined by the Board; provided, however, that any shares from any such increases in previous years that are not actually issued shall be added to the aggregate number of shares available for issuance under the Plan.(1)

    No more than an aggregate of 2,000,000 shares may be issued pursuant to options that are intended to qualify as incentive stock options in a single fiscal year during the term of the Plan; provided, however, that if fewer than 2,000,000 such shares are issued in any previous year, any remaining shares shall be added to the aggregate number of shares available for issuance pursuant to Incentive Stock Options under the Plan.

    Shares issued under the Plan shall be drawn from authorized and unissued shares or shares subsequently acquired by the Company.

4.2 LIMITATIONS

        (a) Subject to adjustment from time to time as provided in
    Section 11.1, not more than an aggregate of 1,500,000 shares shall be available for issuance pursuant to the grant of Stock Awards under the Plan.

        (b) Subject to adjustment from time to time as provided in
    Section 11.1, not more than 1,125,000 shares of Common Stock may be made subject to options under the Plan to any individual in the aggregate in any one fiscal year of the Company, except that the Company may make additional one-time grants of up to 2,250,000 shares to newly hired individuals, such limitation to be applied in a manner consistent with the requirements of, and only to the extent

------------------------

(1) Share numbers adjusted to reflect the 1:2 reverse stock split approved by the Board on June 16, 1999.

    required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

4.3 REUSE OF SHARES

    Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in shares) shall again be available for issuance in connection with future grants of Awards under the Plan; provided, however, that for purposes of Section 4.2, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

                             SECTION 5. ELIGIBILITY

    Awards may be granted under the Plan to those officers, directors and employees of the Company and its Subsidiaries as the Plan Administrator from time to time selects. Awards may also be made to consultants, agents, advisors and independent contractors who provide services to the Company and its Subsidiaries; provided, however, that such individuals render bona fide services that are not in connection with the offer and sale of the Company's securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities.

                               SECTION 6. AWARDS

6.1 FORM AND GRANT OF AWARDS

    The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options and Stock Awards. Awards may be granted singly or in combination.

6.2 ACQUIRED COMPANY AWARDS

    Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities ("Acquired Entities") (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the "Acquisition Transaction"). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such Awards shall be deemed to be Holders.

                          SECTION 7. AWARDS OF OPTIONS

7.1 GRANT OF OPTIONS

    The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2 OPTION EXERCISE PRICE

    The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to Incentive Stock Options and not less than 85% of the Fair Market Value of the Common Stock on the Grant Date with respect to Nonqualified Stock Options. For Incentive Stock Options granted to a more than 10% shareholder, the Option exercise price shall be as specified in Section 8.2.

7.3 TERM OF OPTIONS

    The term of each Option (the "Option Term") shall be as established by the Plan Administrator or, if not so established, shall be 10 years from the Grant Date. For Incentive Stock Options, the maximum Option Term shall be as specified in Sections 8.2 and 8.4.

7.4 EXERCISE OF OPTIONS

    The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which or the installments in which the Option shall vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall vest and become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

    PERIOD OF HOLDER'S CONTINUOUS EMPLOYMENT OR
    SERVICE WITH THE COMPANY OR ITS SUBSIDIARIES         PERCENT OF TOTAL OPTION
             FROM THE OPTION GRANT DATE               THAT VESTS AND IS EXERCISABLE
----------------------------------------------------  -----------------------------
After 1 year........................................                      24%
After each succeeding month thereafter..............         An additional 2%
After 50 months.....................................                     100%

    To the extent that an Option has vested and become exercisable, the Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and such representations and agreements as may be required by the Plan Administrator, accompanied by payment in full as described in Section 7.5. The Plan Administrator may determine at any time that an Option may not be exercised as to less than a reasonable number of shares at any one time, as determined by the Plan Administrator.

7.5 PAYMENT OF EXERCISE PRICE

    The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, in any combination of

        (a) cash or check;

        (b) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock already owned by the Holder for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price;

        (c) if and so long as the Common Stock is registered under
    Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board; or

        (d) such other consideration as the Plan Administrator may permit.

    In addition, to assist a Holder (including a Holder who is an officer or a director of the Company) in acquiring shares of Common Stock pursuant to an Award granted under the Plan, the Plan Administrator, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (i) the payment by a Holder of a full-recourse promissory note, (ii) the payment by the Holder of the purchase price, if any, of the Common Stock in installments, or (iii) the guarantee by the Company of a loan obtained by the Holder from a third party. Subject to the foregoing, the Plan Administrator shall in its sole discretion specify the terms of any loans, installment payments or loan guarantees, including the interest rate and terms of and security for repayment.

7.6 POST-TERMINATION EXERCISES

    The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, if a Holder ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

        (a) Any portion of an Option that is not vested and exercisable on the date of termination of the Holder's employment or service relationship (the "Termination Date") shall expire on such date.

        (b) Any portion of an Option that is vested and exercisable on the Termination Date shall expire upon the earliest to occur of

           (i) the last day of the Option Term;

           (ii) if the Holder's Termination Date occurs for reasons other than Cause, death, Disability, Early Retirement at the Company's request or Retirement, the three-month anniversary of such Termination Date; and

           (iii) if the Holder's Termination Date occurs by reason of death, Disability, Early Retirement at the Company's request or Retirement, the one-year anniversary of such Termination Date.

    Notwithstanding the foregoing, if the Holder dies after the Termination Date while the Option is otherwise exercisable, the portion of the Option that is vested and exercisable on such Termination Date shall expire upon the earlier to occur of (y) the last day of the Option Term and (z) the first anniversary of the date of death, unless the Plan Administrator determines otherwise.

    Also notwithstanding the foregoing, in case of termination of the Holder's employment or service relationship for Cause, the Option shall automatically expire upon first notification to the Holder of such termination, unless the Plan Administrator determines otherwise. If a Holder's employment or service relationship with the Company is suspended pending an investigation of whether the Holder shall be terminated for Cause, all the Holder's rights under any Option likewise shall be suspended during the period of investigation.

    A transfer of employment or services between or among the Company and its Subsidiaries shall not be considered a termination of employment or services for purposes of this Section 7. The effect of a Company-approved leave of absence on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

                 SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

    To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1 DOLLAR LIMITATION

    To the extent the aggregate Fair Market Value (determined as of the Grant
Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Holder holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2 MORE THAN TEN PERCENT SHAREHOLDERS

    If an individual owns more than 10% of the total voting power of all classes of the Company's stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option Term shall not exceed five years. The determination of more than 10% ownership shall be made in accordance with
Section 422 of the Code.

8.3 ELIGIBLE EMPLOYEES

    Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3, "parent corporation" and "subsidiary corporation" shall have the meanings attributed to those terms for purposes of
Section 422 of the Code.

8.4 TERM

    Subject to Section 8.2, the Option Term shall not exceed 10 years.

8.5 EXERCISABILITY

    An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the Termination Date for reasons other than death or Disability, (b) more than one year after the Termination Date by reason of Disability, or (c) after the Holder has been on leave of absence for more than 90 days, unless the Holder's reemployment rights are guaranteed by statute or contract.

    For purposes of this Section 8.5, Disability shall mean "disability" as that term is defined for purposes of Section 422 of the Code.

8.6 TAXATION OF INCENTIVE STOCK OPTIONS

    In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Holder must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the Grant Date of the Incentive Stock Option and one year from the date of exercise. A Holder may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Holder shall give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7 PROMISSORY NOTES

    The amount of any promissory note delivered pursuant to Section 7.5 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator, but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

                            SECTION 9. STOCK AWARDS

9.1 GRANT OF STOCK AWARDS

    The Plan Administrator is authorized to make Awards of Common Stock or Awards denominated in units of Common Stock on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with the Company or the achievement of performance goals where such goals may be stated in absolute terms or relative to comparison companies), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of Stock Awards shall occur by reason of termination of the Holder's services.

9.2 ISSUANCE OF SHARES

    Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Holder's release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Holder or, in the case of the Holder's death, to the personal representative of the Holder's estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

9.3 WAIVER OF RESTRICTIONS

    Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Stock Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate; provided, however, that the Plan Administrator may not adjust performance goals for any Stock Award intended to be exempt under
Section 162(m) of the Code for the year in which the Stock Award is settled in such a manner as would increase the amount of compensation otherwise payable to a Holder.

                           SECTION 10. ASSIGNABILITY

    No Awards granted under the Plan may be assigned or transferred by the Holder other than by will or by the applicable laws of descent and distribution, and, during the Holder's lifetime, such Awards may be exercised only by the Holder. Notwithstanding the foregoing, and to the extent permitted by
Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Holder of such Awards to designate a beneficiary who may exercise the Award or receive compensation under the Award after the Holder's death; provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award.

                            SECTION 11. ADJUSTMENTS

11.1 ADJUSTMENT OF SHARES

    In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in
(a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan as set forth in Section 4.1 and the maximum number and kind of securities that may be made subject to Stock Awards and to Awards to any individual as set forth in Section 4.2, and (ii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

11.2 CORPORATE TRANSACTION

    Except as otherwise provided in the instrument that evidences the Award, in the event of any Corporate Transaction, each Award that is at the time outstanding shall automatically accelerate so that each such Award shall, immediately prior to the specified effective date for the Corporate Transaction, become 100% vested and exercisable, except that such acceleration shall not occur if, in the opinion of the Company's outside accountants, it would render unavailable "pooling of interest" accounting for a Corporate Transaction that would otherwise qualify for such accounting treatment. Such Award shall not so accelerate, however, if and to the extent that (a) such Award is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof (the "Successor Corporation") or to be replaced with a comparable award for the purchase of shares of the capital stock of the Successor Corporation or (b) such Award is to be replaced with a cash incentive program of the Successor Corporation that preserves the spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Plan Administrator, and its determination shall be conclusive and binding. All such Awards shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the Successor Corporation. Any such Awards that are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall be accelerated in the event that the Holder's employment or services should subsequently terminate within two years following such Corporate Transaction, unless such employment or services are terminated by the Successor Corporation for Cause or by the Holder voluntarily without Good Reason.

11.3 FURTHER ADJUSTMENT OF AWARDS

    Subject to Section 11.2, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Holders, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Holders, to certain categories of Holders or only to individual Holders. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

11.4 LIMITATIONS

    The grant of Awards shall in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                            SECTION 12. WITHHOLDING

    The Company may require the Holder to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, vesting or exercise of any Award. Subject to the Plan and applicable law, the Plan Administrator may, in its sole discretion, permit the Holder to satisfy withholding obligations, in whole or in part, by paying cash, by electing to have the Company withhold shares of Common Stock (up to the minimum required federal tax withholding rate) or by transferring to the Company shares of Common Stock (already owned by the Holder for the period necessary to avoid a charge to the Company's earnings for financial reporting purposes), in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any Award or any shares of Common Stock issuable pursuant to an Award or from any cash amounts otherwise due or to become due from the Company to the Holder an amount equal to such taxes. The Company may also deduct from any Award any other amounts due from the Holder to the Company or a Subsidiary.

                         SECTION 13. REPURCHASE RIGHTS

    The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock pursuant to the exercise of an Option. Should the Holder cease to be employed by or provide services to the Company, then all shares of Common Stock issued upon exercise of an Option which are unvested at the time of cessation of employment or services shall be subject to repurchase at the exercise price paid for such shares. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise) shall be established by the Plan Administrator and set forth in the agreement evidencing such right.

    All of the Company's outstanding repurchase rights under this Section 13 shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of a Corporate Transaction, except to the extent: (a) any such repurchase right is expressly assigned to the Successor Corporation in connection with the Corporate Transaction or (b) such termination is precluded by other limitation imposed by the Plan Administrator at the time the repurchase right is issued.

    The Plan Administrator shall have the discretionary authority, exercisable either before or after the Holder's cessation of employment or service, to cancel the Company's outstanding repurchase rights with respect to one or more shares purchased or purchasable by the Holder under an Option and thereby accelerate the vesting of such shares in whole or in part at any time.

                          SECTION 14. MARKET STANDOFF

    In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering, a person shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any shares issued pursuant to an Award granted under the Plan without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time as may be requested by the Company or such underwriters and agreed to by the Company's officers and directors with respect to their shares; provided, however, that in no event shall such period exceed 180 days. The limitations of this paragraph shall in all events terminate two years after the effective date of the Company's initial public offering. Holders of shares issued pursuant to an Award granted under the Plan shall be subject to the market standoff provisions of this paragraph only if the officers and directors of the Company are also subject to similar arrangements.

    In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company's outstanding Common Stock effected as a class without the Company's receipt of consideration, then any new, substituted or additional securities distributed with respect to the purchased shares shall be immediately subject to the provisions of this Section 14, to the same extent the purchased shares are at such time covered by such provisions.

    In order to enforce the limitations of this Section 14, the Company may impose stop-transfer instructions with respect to the purchased shares until the end of the applicable standoff period.

                 SECTION 15. AMENDMENT AND TERMINATION OF PLAN

15.1 AMENDMENT OF PLAN

    The Plan may be amended only by the Board in such respects as it shall deem advisable; however, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, shareholder approval shall be required for any amendment that will (a) increase the total number of shares as to which Options may be granted under the Plan or that may be issued as Stock Awards, (b) modify the class of persons eligible to receive Options, or
(c) otherwise require shareholder approval under any applicable law or regulation. Any amendment made to the Plan that would constitute a "modification" to Incentive Stock Options outstanding on the date of such amendment shall not, without the consent of the Holder, be applicable to such outstanding Incentive Stock Options but shall have prospective effect only.

15.2 TERMINATION OF PLAN

    The Board may suspend or terminate the Plan at any time. Unless sooner terminated as provided herein, the Plan shall terminate on April 21, 2009.

15.3 CONSENT OF HOLDER

    The amendment or termination of the Plan shall not, without the consent of the Holder of any Award under the Plan, impair or diminish any rights or obligations under any Award theretofore granted under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Holder, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 11 shall not be subject to these restrictions.

                              SECTION 16. GENERAL

16.1 AWARD AGREEMENTS

    Awards granted under the Plan shall be evidenced by a written agreement that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

16.2 CONTINUED EMPLOYMENT OR SERVICES; RIGHTS IN AWARDS

    None of the Plan, participation in the Plan or any action of the Plan Administrator taken under the Plan shall be construed as giving any person any right to continue in the employ of, or to continue any other relationship with, the Company or a Subsidiary or limit the Company's right to terminate a Holder's employment or services at any time, with or without Cause.

16.3 REGISTRATION

    The Company shall be under no obligation to any Holder to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

    Inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

    As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require the Holder to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Holder's own account and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Plan Administrator may also require such other action or agreement by the Holder as may from time to time be necessary to comply with the federal and state securities laws.

16.4 NO RIGHTS AS A SHAREHOLDER

    No Option or Stock Award denominated in units shall entitle the Holder to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

16.5 COMPLIANCE WITH LAWS AND REGULATIONS

    Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Holders who are officers or directors subject to
Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Holders. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

16.6 NO TRUST OR FUND

    The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Holder, and no Holder shall have any rights that are greater than those of a general unsecured creditor of the Company.

16.7 SEVERABILITY

    If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

16.8 HOLDERS IN FOREIGN COUNTRIES

    The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Holders employed in such countries and to meet the objectives of the Plan.

                           SECTION 17. EFFECTIVE DATE

    The Plan's effective date is the date on which it is adopted by the Board, so long as it is approved by the Company's shareholders at any time within 12 months of such adoption.

ORIGINALLY ADOPTED BY THE BOARD ON DECEMBER 20, 1996 AND APPROVED BY THE COMPANY'S SHAREHOLDERS ON DECEMBER 20, 1996. SEE ATTACHED LIST OF AMENDMENTS TO AND RESTATEMENTS OF THE PLAN SINCE IT WAS ORIGINALLY ADOPTED.

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                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                     ---------------------------------
                                SCHEDULE 14A
                               (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT
                          SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities

                Exchange Act of 1934 (Amendment No. )


Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:
   / / Preliminary proxy statement               / / Confidential, For Use of the
   /X/ Definitive proxy statement                    Commission Only (as permitted
   / / Definitive Additional Materials               by Rule 14a-6(e)(2))
   / / Soliciting Material Pursuant to
       Rule 14a-11(c) or Rule 14a-12



                                IMAGEX.COM, INC.
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              (Name of Registrant as Specified in Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
   /X/ No fee required.
   / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                           CALCULATION OF FILING FEE

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                                                    Per unit price or other
                                                      underlying value of          Proposed
Title of each class of     Aggregate number of        transaction computed          maximum
securities to which        securtieis to which        pursuant to Exchange    aggregate value of
transaction applies:       transaction applies:          Act Rule 0-11:            transaction:      Total Fee Paid
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

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

   / / Fee paid previously with preliminary materials.

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   / / Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount Previously Paid:
                              -------------------------------------------------
   (2) Form, Schedule or Registration Statement no.:
                                                    ---------------------------
   (3) Filing Party:
                    -----------------------------------------------------------
   (4) Date Filed:
                  -------------------------------------------------------------

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
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                                                          IMAGEX.COM, INC.

                                   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              The undersigned hereby appoints RICHARD P. BEGERT and ROBIN L. KRUEGER, and each or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of IMAGEX.COM, INC. held of record by the undersigned on February 28, 2000, at the Annual Meeting of
                         Shareholders to be held on May 2, 2000, or any adjournment thereof.

                               (This Proxy Card continues and MUST be signed on the reverse side)


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                                                                                                                Please mark
                                                                                                                your votes as
                                                                                                                indicated in  /X/
                                                                                                                this example.

                            FOR ALL      WITHHOLD                                            FOR THE         AGAINST      ABSTAIN
                           NOMINEES      AUTHORITY                                           PROPOSAL     THE PROPOSAL
                           EXCEPT AS      TO VOTE                                            TO AMEND       TO AMEND
                           MODIFIED       FOR ALL                                          THE AMENDED     THE AMENDED
                            TO THE       NOMINEES                                         AND RESTATED   AND RESTATED
                           CONTRARY       LISTED                                           1996 STOCK     1996 STOCK
                            BELOW         BELOW                                            INCENTIVE       INCENTIVE
(1) Election of Directors    / /           / /                                            COMPENSATION   COMPENSATION
    Class I Directors                                                                         PLAN           PLAN
      (for a term to expire in 2001)                                                          / /             / /            / /
               John E. Ardell, III                  (2) Proposal to amend the Amended and
               Garrett P. Gruener                       Restated 1996 Stock Incentive
    Class II Directors                                  Compensation Plan to increase the
      (for a term to expire in 2002)                    number of reserved shares and to
               F. Joseph Verschueren                    qualify it for exemption under
               Elwood D. Howse                          Section 162(m) of the Internal
               Bernee D.L. Strom                        Revenue Code.
    Class III Directors
       (for a term to expire in 2003)
               Richard P. Begert
               Wayne M. Perry
               Richard R. Sonstelie

(INSTRUCTIONS: To withhold authority to vote for
               any individual strike a line through
               the nominee's name above).

                                                    This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. PROXY CARDS PROPERLY EXECUTED AND RETURNED
                                                    WITHOUT DIRECTION WILL BE VOTED FOR THE PROPOSALS. In their discretion, the
                                                    Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof.

                                                    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature(s) ______________________________________________________________________                  Date________________________
PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
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